UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2013

STEINWAY MUSICAL INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11911	35-1910745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 305, Waltham, Massachusetts 02453

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(781) 894-9770

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As previously disclosed, Steinway Musical Instruments, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of August 14, 2013 (the “Merger Agreement”) with Pianissimo Holdings Corp., a Delaware corporation (“Parent”), and Pianissimo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acquisition Sub”), providing for the merger of Acquisition Sub with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Parent and Acquisition Sub are affiliates of Paulson & Co. Inc. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub commenced a tender offer to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share, at a price per share of $40.00, net to the seller in cash, without interest thereon and less any applicable withholding taxes.

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In connection with the Merger, on September 19, 2013, Acquisition Sub, as borrower, entered into the following agreements with Bank of America, N.A., as administrative agent (the “Bank”), Deutsche Bank Securities Inc., as syndication agent, Parent, and the lenders parties thereto: (i) the first lien credit agreement (the “First Lien Credit Agreement”), (ii) the second lien credit agreement (the “Second Lien Credit Agreement,” and together with the First Lien Credit Agreement, the “Term Loan Facilities”), and (iii) the ABL credit agreement (the “ABL Facility,” and together with the Term Loan Facilities, the “Credit Facilities”). The First Lien Credit Agreement provided for a $200 million term loan, the Second Lien Credit Agreement provided for a $110 million term loan, and the ABL Facility provided for a $75 million revolving credit facility. Following the Merger, the Company became a party to the Credit Facilities, as borrower under the Term Loan Facilities and one of the borrowers under the ABL Facility. The Credit Facilities contain customary events of default, representations and warranties, and affirmative and negative covenants. In connection with entry into the Credit Facilities, Acquisition Sub, the Company and certain of its domestic wholly-owned subsidiaries entered into pledge and security agreements in respect of each Credit Facility with the Bank as collateral agent, pledging substantially all of their assets as collateral.

Item 1.02	TERMINATION OF MATERIAL DEFINITIVE AGREEMENT

On September 19, 2013, in connection with the Merger and the entry into the Credit Facilities, the Company terminated the Loan and Security Agreement dated as of October 5, 2010, among Conn-Selmer, Inc. and Steinway, Inc. as borrowers, the Company as guarantor, the lenders parties thereto, and Bank of America, N.A., as administrative agent (the “Old Credit Agreement,” originally filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 8, 2010). The Old Credit Agreement provided for a revolving credit facility of up to $100 million and was secured by substantially all of the assets of the Company and certain of its domestic wholly-owned subsidiaries. No penalties were incurred by the Company as a result of the termination.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STEINWAY MUSICAL INSTRUMENTS, INC.

By:	/s/ Michael T. Sweeney
Name:	Michael T. Sweeney
Title:	President and Chief Executive Officer

Dated: September 19, 2013